UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 22, 2006
ADVENTRX Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-15803	84-1318182
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer Identification No.)
of Incorporation)
6725 Mesa Ridge Road, Suite 100
San Diego, CA 92121
(Address of Principal Executive Offices and Zip Code)
N/A
(Former name or former address if changed since last report)
Registrant’s telephone number, including area code: (858) 552-0866

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
INDEX TO EXHIBITS
EXHIBIT 10.1
EXHIBIT 99.1

Item 1.01. Entry into a Material Definitive Agreement.
In connection with the appointment of Jack Lief to the board of directors (the “Board”) of Adventrx Pharmaceuticals, Inc. (the “Company”), the Company entered into that certain First Amendment to Rights Agreement, dated September 22, 2006 (the “Amendment”), with the Icahn Purchasers (as defined in the Amendment). The Amendment modified that certain Rights Agreement, with an effective date of July 27, 2005 (the “Agreement”), among the Company and the Purchasers (as defined in the Agreement) pursuant to which the Company agreed to set the authorized number of directors constituting the Board at 6 and to not change such number. As set forth in the Amendment, the Board may set the authorized number of directors constituting the Board at 7 if the vacancy created by such action is filled by Jack Lief; provided, however, that, if at any time there are then seven members of the Board and one of such members is removed or resigns, retires or dies and the Purchaser Designee, if any, does not approve a successor, the Company agrees to do those things reasonably necessary and within its control to, as soon as reasonably practicable after the effective date of such removal, resignation, retirement or death, set the authorized number of Board directors at six. A complete copy of the Amendment is filed herewith as Exhibit 10.1 and incorporated herein by reference.
The Icahn Purchasers hold approximately 11% of the Company’s outstanding common stock and Keith Meister, a member of the Board, is affiliated with the Icahn Purchasers and is the Purchaser Designee.
For additional details regarding the appointment of Mr. Lief to the Board, please see the disclosures under Item 5.02 below.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On September 22, 2006, the Company issued a press release announcing the appointment of Mr. Lief to the Board, which appointment was effective as of September 22, 2006. A copy of this press release is furnished as Exhibit 99.1 hereto. It is anticipated that Mr. Lief will be appointed to one or more committees of the Board, though no formal decision has yet been made.
Mr. Lief is a co-founder and since April 1997 has served as President, Chief Executive Officer and a member of the board of directors of Arena Pharmaceuticals, Inc., a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of small molecule drugs targeting G protein-coupled receptors. From 1995 to April 1997, Mr. Lief served as an advisor and consultant to numerous biopharmaceutical organizations. From 1989 to 1994, Mr. Lief served as Senior Vice President, Corporate Development and Secretary of Cephalon, Inc., a biopharmaceutical company. From 1983 to 1989, Mr. Lief served as Director of Business Development and Strategic Planning for Alpha Therapeutic Corporation, a manufacturer of biological products. Mr. Lief joined Abbott Laboratories, a pharmaceutical company, in 1972, where he served until 1983, most recently as the head of International Marketing Research. Mr. Lief is a director of Accumetrics, Inc., a developer and marketer of diagnostic tests, ReqMed Company, Ltd., a provider of partnering opportunities, R&D strategies and bio-venture funding, and TaiGen Biotechnology Co., Ltd., a biotechnology company. Mr. Lief is also an Executive Board Member of BIOCOM, a life science industry association representing more than 450 member companies in San Diego and Southern California, and he was the Chairman of BIOCOM from March 2005 to March 2006. Mr. Lief holds a B.A. from Rutgers University and an M.S. in Psychology (Experimental and Neurobiology) from Lehigh University.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
     The list of exhibits called for by this Item is incorporated by reference to the Index to Exhibits filed with this report.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADVENTRX Pharmaceuticals, Inc.
Dated: September 22, 2006	By:	/s/ Evan M. Levine
		Name:	Evan M. Levine
		Title:	Chief Executive Officer

INDEX TO EXHIBITS
10.1	First Amendment to Rights Agreement, dated September 22, 2006.

99.1	Press Release, dated September 22, 2006.